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                                                                   EXHIBIT 99.1

                    IN THE UNITED STATES BANKRUPTCY COURT

                         FOR THE DISTRICT OF DELAWARE


In re:                                              )    Chapter 11
                                                    )
METROCALL, INC., et al.,(1)                         )    Case No. 02-11579 (RB)
                                                    )    (Jointly Administered)
                                    Debtors.        )

                      INTERIM ORDER PURSUANT TO SECTIONS
              362 AND 105(a) OF THE BANKRUPTCY CODE ESTABLISHING
               NOTIFICATION PROCEDURES REGARDING APPLICABILITY
               OF THE AUTOMATIC STAY LIMITING CERTAIN TRANSFERS
            OF COMMON STOCK AND PREFERRED STOCK OF METROCALL, INC.

                  Upon the motion dated June 3, 2002 (the "Motion") of Metrocall, Inc. (the "Debtor") and its subsidiaries, as debtors and debtors in possession (collectively, the "Debtors"), for an order (the "Order") pursuant to sections 362 and 105(a) of title 11, United States Code (the "Bankruptcy Code") establishing notification procedures regarding the applicability of the automatic stay limiting certain transfers of Stock(2); and the Court having jurisdiction to consider and determine the Motion as a core proceeding in accordance with 28 U.S.C. Sections 157 and 1334; and it appearing that the relief requested by the Motion is necessary and in the best interests of the Debtors, their estates, and their creditors; and due and adequate notice having been given under the circumstances, and it appearing that no other or further notice need be given; and sufficient cause appearing therefore,

                  IT IS HEREBY FOUND THAT:


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(1)      The Debtors are Metrocall, Inc. and its direct and indirect wholly-owned subsidiaries, Metrocall USA, Inc., Advanced Nationwide Messaging Corporation, MSI, Inc., McCaw RCC Communications, Inc. and Mobilfone Service, L.P.

(2) Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Motion.

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                  A.       The Debtors' consolidated net operating loss
("NOL") carryforwards, together with the depreciable basis of the Debtors' assets, together with other tax attributes stemming therefrom, may be property of the Debtors' estates and may be protected by the automatic stay prescribed in section 362 of the Bankruptcy Code.

                  B. Transfers by holders of the Stock against the Debtor prior to the Debtors' emergence from chapter 11 could severely limit the Debtors' ability to preserve the depreciable basis in their assets and thereby the ability to utilize depreciation and amortization charges for depreciable assets and intangibles and to take advantage of certain other tax attributes for U.S. federal income tax purposes, as set forth in the Motion.

                  C. The procedures requested in the Motion to notify holders of Metrocall, Inc. Stock (i) that sales or transfers of Metrocall, Inc. Stock shall be subject to certain restrictions and notice provisions as certain transfers of stock may be restricted by virtue of the Automatic Stay, and (ii) certain procedures must be satisfied before the sale or other transfer of Metrocall, Inc. Stock against the Debtor may be deemed effective, are necessary and proper in order to preserve the Debtors' ability to maintain the depreciable basis of the Estates' assets which are an essential element of the Debtors' proposed Plan of Reorganization and are therefore in the best interests of the Debtors, their estates, and their creditors and stockholders.

                  D. The relief requested in the Motion is authorized under sections 362 and 105(a) of the Bankruptcy Code.

                  THEREFORE, IT IS HEREBY:

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                  ORDERED that the Debtors' Motion is granted as set forth
herein; and it is further

                  ORDERED that any Restricted Transfer (as defined below) in violation of the procedures set forth herein may be null and void ab initio as an act in violation of the automatic stay prescribed in sections 362 and 105(a) of the Bankruptcy Code upon further hearing; and it is further

                  ORDERED that the following persons and entities (within the meaning of Section 382(3) of the Internal Revenue Code) that intend to sell, purchase, trade, assign, acquire, gift or transfer by other means (collectively, a "Transfer") any Metrocall, Inc. common stock or preferred stock, or options, warrants, or other rights therein (the "Stock") must provide notice to the Debtors of any intended Transfer at least five business days prior to such Transfer and must (i) represent in such notice that the proposed Transfer will not and shall not result in an "ownership change" with respect to Metrocall, Inc. within the meaning of section 382 of the Internal Revenue Code and (ii) must set forth with specificity the explanation or details in support of any such representation (a "Transfer Notification"):


                           (a) any person or entity (within the meaning of Section 382) who does not Own (as defined below) any Stock, or who Owns less than 5% of each class of the Stock, that intends to Transfer or otherwise obtain Ownership of an amount which, when added to such person's or entity's total Ownership, if any, equals or exceeds 4.99% of any such class of the Stock,

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(3)        Defined terms not otherwise defined herein shall have the meaning ascribed thereto in the Motion.


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                           (b)      any person or entity (within the meaning
                           of Section 382) that Owns at least 5% of any class of the Stock,

                           and

                           (c) any person or entity (within the meaning of Section 382) who Owns less than 5% of each class of the Stock, that intends to Transfer (i) Ownership of an amount which, when added to the acquiring or purchasing person's or entity's total Ownership, if any, would equal or exceed 4.99% of any such class of the Stock held by that acquiring or purchasing party or entity (within the meaning of Section 382) or (ii) to any party set forth in paragraph (b) above (proposed Transfers within paragraph (a), (b) and (c) are the "Restricted Transfers") and (the persons and entities identified in sub-paragraphs (a), (b) and
                           (c) supra are the "Restricted Classes") ; and it is further

                   ORDERED that the restrictions established in the immediately preceding Ordered paragraph shall apply only to the Restricted Classes; and it is further

                  ORDERED that any intended party or entity shall also be required to provide the Debtors with an affidavit attesting to the representations made in any Transfer Notification as may be required by the Debtors; and it is further

                  ORDERED that Metrocall, Inc. shall have five days upon receipt of any Transfer Notification to provide a written objection to the issuing party or entity; and it is further

                  ORDERED that in the event that Metrocall, Inc. timely provides a written objection to any Transfer Notification, than such Restricted Transfer shall be stayed pursuant to section 362 of the Bankruptcy Code; and it is further

                  ORDERED that Equiserve Trust, N.A., the "Transfer Agent" for Metrocall, Inc. shall be directed not to give effect to or implement any proposed Restricted Transfer of Metrocall, Inc. Stock unless and until it has received either (i) written authorization from the Chief Financial Officer of Metrocall, Inc. or (ii) written notification from the party or entity seeking to implement the Restricted Transfer, that is has issued the Transfer Notification and that the Debtors have not objected to the proposed Restricted Transfer as set forth above; and it is further

                  ORDERED that for the purposes of this Order, "Ownership" of a claim against the Debtor shall be determined in accordance with applicable rules under Section 382 and, thus, shall include, but not be limited to, direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), ownership by members of such person's family and persons acting in concert, and in certain cases, the creation or issuance of an option (in any form), and (ii) any variation of the term "Ownership" (e.g., Own) shall have the same meaning; and it is further

                  ORDERED that the Debtors shall serve a notice of the entry of this Order setting forth the procedures authorized herein substantially in the form annexed hereto on all known holders of Stock and the Transfer Agent. Upon receipt of such notice, the Transfer Agent shall send such notice to all holders of the Stock, as applicable, registered with such indenture trustee

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or transfer agent. Any such registered holder shall, in turn, provide such notice to any holder for whose account such registered holder holds such Stock, as applicable. Any such holder shall, in turn, provide such notice to any person or entity for whom such holder holds the Stock. Additionally, the Debtors shall serve such notice on all parties who file notices of transfers of Stock under Fed. R. Bankr. P. 3001(e) and publish notice in the Wall Street Journal (National Edition); and it is further

                  ORDERED that the requirements set forth in this Order are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

Date:  June            , 2002
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                                           The Honorable Ronald Barliant



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